Exhibit 5.1

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of August 18, 2022, by and among APTERA MOTORS CORP., a Delaware corporation (the “Company”), the holders of the Company’s Series B-1-A Preferred Stock, par value $0.0001 per share (the “Series B-1-A Stock”), Series B-1-B Preferred Stock, par value $0.0001 per share (the “Series B- 1-B Stock”), Series B-1-C Preferred Stock, par value $0.0001 per share (the “Series B-1-C Stock”), Series B-1-D Preferred Stock, par value $0.0001 per share (the “Series B-1-D Stock”), Series B- 1-E Preferred Stock, par value $0.0001 per share (the “Series B-1-E Stock”), Series B-1-F Preferred Stock, par value $0.0001 per share (the “Series B-1-F Stock”) and Series B-1-G Preferred Stock, par value $0.0001 per share (the “Series B-1-G Stock”, and collectively with the Series B-1-A Stock, Series B-1-B Stock, Series B-1-C Stock, Series B-1-D Stock, Series B-1-E Stock and Series B-1-F Stock, the “Series B-1 Preferred Stock”), listed on the Schedule of Investors attached as Schedule A hereto (the “Investors” and together with any subsequent investors, or transferees, who become parties hereto pursuant to Section 8.8 below, the “Stockholders” and, together with the Company, a “Party”). The Company’s Board of Directors is referred to herein as the “Board.”

RECITALS

WHEREAS, the Company and the Investors have entered into that certain Series B-1 Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by the Investors of shares of the Series B-1 Preferred Stock.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Agreement to Vote. Each Stockholder hereby agrees on behalf of itself and any transferee or assignee of any such shares of Common Stock and Series B-1 Preferred Stock, by whatever name called, now owned or subsequently acquired (including, without limitation any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such shares or other securities) (hereinafter collectively referred to as the “Shares”), to hold all such Shares subject to, and to vote all such Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the recommendations of the Board, on all matters submitted to a vote of stockholders of the Corporation at a meeting of stockholders or through the solicitation of a written consent of stockholders, including with respect to any amendments of this Agreement or the Purchase Agreement.

2. Voting Provisions Relating to the Board.

2.1 Board Size. Each Stockholder shall vote, or cause to be voted, at a regular or special meeting of stockholders (or by written consent) all Shares owned by such Stockholder (or as to which such Stockholder has voting power) to ensure that the size of the Board shall be set and remain at such level as approved by the Board.

2.2 Election of Directors. Each Stockholder shall vote, or cause to be voted, at a regular or special meeting of stockholders (or by written consent) all Shares owned by such Stockholder (or as to which such Stockholder has voting power) to elect such directors as are approved by the Board in any election of directors of the Company.

3. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder (or over which such Stockholder has voting power) from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Series B-1 Preferred Stock outstanding at any given time.

4. Legend on Share Certificates. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

5. Covenant of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

6. Remedies.

6.1 Grant of Proxy and Power of Attorney; No Conflicting Agreements. Each Stockholder hereby constitutes and appoints as the proxies of such Stockholder, and hereby grants a power of attorney, to the Chief Executive Officer of the Company with full power and substitution, with respect to the matters set forth herein, and hereby authorizes each of them to represent and to vote, or give consents or waivers, with respect to all of such Stockholder’s Shares in the manner consistent with the recommendation of the Board. Each of the proxy and power of attorney granted in this Section 6.1 is given in consideration of the agreements and covenants of the Parties in connection with the transactions contemplated by this Agreement and the Purchase Agreement and, as such, each is coupled with an interest and shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 6 is amended to remove such grant of proxy and power of attorney in accordance with Section 8.5 hereof. Each Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to such Stockholder’s Shares and shall not hereafter, until this Agreement terminates pursuant to its terms or this Section 6 is amended to remove this provision in accordance with Section 8.5 hereof, grant, or purport to grant, any other proxy or power of attorney with respect to such Shares, deposit any of such Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or power of attorney or give instructions with respect to the voting of any of such Shares, in each case, with respect to any of the matters set forth in this Agreement.

6.2 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6.3 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

7. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by Section 4 hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The Parties hereto do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 4 hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 7, shall not affect the validity or enforcement of this Agreement.

8. Miscellaneous.

8.1 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; or if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 8.2).

8.3 Term. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) the consummation of the Company’s sale of its Common Stock or other securities in a firm commitment underwritten public offering pursuant to a registration statement under the Act (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction), (b) the consummation of a transaction that qualifies as a “Liquidation Event” as defined in the Certificate of Incorporation, provided that in the event such Liquidation Event involves the sale, transfer or other disposition of all or substantially all of the Company’s assets, this Agreement shall terminate upon the distribution of the consideration for such sale and all remaining assets to the Company’s stockholders.

8.4 Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

8.5 Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company and (b) the holders of a majority of the then outstanding Shares held by the Stockholders. Any amendment or waiver so effected shall be binding upon all the Parties hereto and all Parties’ respective successors and permitted assigns, whether or not any such Party, successor or assign entered into or approved such amendment or waiver.

8.6 Stock Splits, Stock Dividends and Recapitalizations. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.

8.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8.8 Binding Effect on Transferees, Heirs, Successors and Assigns. In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective transferees, heirs, successors and assigns; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered to the Company in advance an Adoption Agreement substantially in the form attached hereto as Exhibit A (the “Adoption Agreement”). The Company shall not record any transfer of Shares on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.8. Upon the execution and delivery of an Adoption Agreement by a transferee reasonably acceptable to the Company, such transferee shall be deemed to be a Party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages hereto and shall be deemed to be a Stockholder. By its execution hereof or of any Adoption Agreement, each of the Stockholders appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective transferees, heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of Delaware, without regard to conflicts of law principles thereof.

8.11 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all other agreements of the Parties relating to the subject matter hereof and thereof.

8.12 Counterparts. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

8.14 Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

8.15 Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the foregoing courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE

FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

APTERA MOTORS CORP.

	By:	/s/ Chris Anthony
	Name:	Chris Anthony
	Title:	CEO

Address:	5818 El Camino Real
Carlsbad, CA 92008

SIGNATURE PAGE TO VOTING AGREEMENT

FOR APTERA MOTORS CORP.